Exhibit 21.1

                         RECKSON ASSOCIATES REALTY CORP.
                            STATEMENT OF SUBSIDIARIES

Name                                                   State of Organization
---------------------------------------------------    ---------------------
Reckson Operating Partnership, L. P.                   Maryland
Omni Partners, L. P.                                   Delaware
Reckson FS Limited Partnership                         Delaware
Metropolitan Partners, LLC                             Delaware
Reckson Management Group, Inc.                         New York
RANY Management Group, Inc.                            New York
Reckson Construction Group, Inc.                       New York
RT Tri-State LLC                                       Delaware
Metropolitan 919 3rd Avenue LLC                        Delaware
1350 LLC                                               Delaware
Magnolia Associates, LTD                               Florida
Metropolitan 810 7th Avenue, LLC                       Delaware
100 Wall Company, LLC                                  New York
Reckson Construction and Development, LLC              Delaware
Reckson 1185 Mezz Avenue of the Americas, LLC          Delaware